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                                                                      Exhibit 21
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                         Subsidiaries of the Registrant
      At February 20, 1999, Thermo Fibergen Inc. owned the following companies:

Name                                                          State or                        Registrant's
                                                          Jurisdiction                                % of
                                                      of Incorporation                           Ownership
------------------------------------ ---------------------------------- -----------------------------------

Fibergen Securities Corporation                          Massachusetts                                100%
GranTek Inc.                                                 Wisconsin                                100%

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